UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 30, 2021

Hydrofarm Holdings Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39773	81-4895761
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

270 Canal Road Fairless Hills, PA 19030
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (707) 765-9990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HYFM	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 30, 2021, Hydrofarm Holdings Group, Inc., (the “Company”) entered into a share purchase agreement (the “Purchase Agreement”) with Greenstar Plant Products Inc., a Canadian company (“Greenstar”), GSPP Investments Inc., Funance Productions Corp., and Michael Nemirow (collectively, the “Sellers”), 13213684 Canada Ltd. (the “Buyer”), a Canadian company and an indirect subsidiary of the Company, pursuant to which the Buyer acquired 100% of the issued and outstanding shares of Greenstar (the “Acquisition”). Pursuant to the terms of the Purchase Agreement, the Company paid a purchase price of approximately $83 million and Greenstar became a wholly owned indirect subsidiary of the Company.

Greenstar has been producing premium horticultural products and solutions for global, domestic and commercial use since 1998. Greenstar’s brands, Grotek and Gaia Green, are utilized by home gardeners and commercial operators including growers, landscapers, greenhouses, nurseries, and organic farms. Greenstar manufactures plant products for both the retail and commercial market and its vision is to cultivate mutually beneficial long-term relationships built on trust, quality horticultural products, and world-class service.

The Acquisition closed on August 3, 2021. The Purchase Agreement includes customary representations, warranties and covenants of the Company, the Sellers and the Buyer.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 3, 2021, the Company issued a press release announcing the Acquisition. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K shall not be incorporated by reference into any filing with the Securities and Exchange Commission (“SEC”) made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements include statements made about the Acquisition described above. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond the Company’s control, include risks described in the section entitled “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K filing made with the SEC on March 30, 2021. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. The Company disclaims any obligation to update these forward-looking statements. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

2.1*#	Share Purchase Agreement, dated as of August 3, 2021, by and among Hydrofarm Holdings Group, Inc., Greenstar Plant Products Inc., GSPP Investments Inc., Funance Productions Corp., Michael Nemirow, and 13213684 Canada Ltd.

99.1	Press Release, dated August 3, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit.

#	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hydrofarm Holdings Group, Inc.

Date: August 3, 2021	By:	/s/ William Toler
		Name:	William Toler
		Title:	Chief Executive Officer